AMENDMENT NO. 1 TO AMENDED AND RESTATED
AGREEMENT FOR EDUCATION LOAN SERVICING

This Amendment No. 1 to Amended and Restated Agreement for Education Loan Servicing dated as of January 1, 2009 among Citibank (South Dakota), N.A., a national banking association (the “Service Provider”), and The Student Loan Corporation, a Delaware corporation (“Customer”) and Citibank, N.A., as trustee for The Student Loan Corporation, a national banking association (“Citibank”).

BACKGROUND:

WHEREAS, the Service Provider, Customer and Citibank entered into an Amended and Restated Agreement for Education Loan Servicing dated as of January 1, 2008 (the “Agreement”); and

WHEREAS, Service Provider, Customer and Citibank desire to amend the Agreement as provided herein; and

WHEREAS, all terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

1. Section 12 of the Agreement shall be deleted in its entirety and replaced with the following:

“Section 12.  Notices.

All notices and other communications under this Agreement, (including any invoices) shall be sent prepaid to the appropriate party at the following address via overnight delivery service, inter-office courier, United States Postal Service, or by facsimile or other electronic mail if the party includes its facsimile or electronic mail address below:

SERVICE PROVIDER:
Citibank, (South Dakota), N.A.
701 E. 60th Street North
Sioux Falls SD  57104

Fax Number:  605-330-6701
Attention:   President

CITIBANK:
Citibank, N.A., as eligible lender
trustee for The Student Loan Corporation
c/o The Student Loan Corporation
99 Garnsey Road
Pittsford, New York 14534

Fax Number:  585-248-7515
Attention:   Christeen Rahmlow

With a copy to:
The Student Loan Corporation
750 Washington Blvd., 9th Floor
Stamford, CT 06901

Fax: 203-975-6724
Attention:  President and Chief Executive Officer

CUSTOMER:
The Student Loan Corporation
99 Garnsey Road
Pittsford, NY 14534

Fax Number:  585-248-7515
Attention:   Christeen Rahmlow

With a copy to:
The Student Loan Corporation
750 Washington Blvd., 9th Floor
Stamford, CT 06901

Fax: 203-975-6724
Attention:  President and Chief Executive Officer

2. Exhibit A to the Agreement shall be deleted in its entirety and replaced with the attached Exhibit A.

3. Exhibit C to the Agreement shall be deleted in its entirety and replaced with the attached Exhibit C.

4. Except as otherwise modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment No. 1 as of the date first set forth above.

CITIBANK (SOUTH DAKOTA), N.A.

By: /s/Kendall E. Stork
Name: Kendall E. Stork
Title: President

THE STUDENT LOAN CORPORATION

By: /s/Michael J. Reardon
Name: Michael J. Reardon
Title: Chief Executive Officer

CITIBANK, N.A., AS TRUSTEE FOR
THE STUDENT LOAN CORPORATION

By: /s/Valerie Delgado
Name: Valerie Delgado
Title: Vice President

EXHIBIT A
SERVICES TO BE PROVIDED

SCHEDULE 1
SERVICES TO BE PROVIDED

ORIGINATIONS AND CASH DISBURSEMENTS
Management of all student loan origination processes.  These processes include, but are not limited to:  1) the receipt and processing of written, faxed and electronically submitted applications, 2) communication of the approval or denial of the loan application(s), 3) underwriting of credit based loans, 4) exception processing of incomplete applications (arising from missing information or documents) and other problem resolution, 5) management and control of the various transmissions of information and loan proceeds disbursement, 6)  guarantor reporting, and 7) loan refund and cancellation processes.   It is understood that the student loan origination processes include current and future multiple channels and multiple products as well as all processes involved in the processing of these products.  Project support in the form of testing, business analysis and project management will be provided as required by the Customer.

CUSTOMER SERVICE
All traditional student loan servicing after loan origination, originating support / fulfillment, and retention processes.  Service Provider to provide the management and handling of incoming telephone calls, correspondence (written and electronic) for all products, current and future, and accompanying paper defined as requests for service (whether from students, parents, schools, guarantor agencies, the federal Department of Education, or others in the ordinary course of the student lending business) including, for example and without limitation, deferments, change of addresses, notices of graduation date changes, NIVR management, credit bureau reporting, and servicing calls for all channels and loan products offered including new channels and products mandated by law or regulation or developed by Customer.  From time to time, the Servicer’s phone unit may be utilized for marketing campaigns.  These campaigns will be mutually agreed to at the time of inception and charged back with the same methodology as any other service.  An appropriate secured storage location will be provided for the storing and oversight of paper documents related to student loans (e.g., Promissory Note vault).  Provide workforce management support for volume forecasting, capacity planning, staffing planning and ongoing monitoring of performance levels.  Project support in the form of testing, business analysis and project management will be provided as required by the Customer.

EXHIBIT A

SERVICES TO BE PROVIDED

DEFAULT MANAGEMENT
All the servicing related to the handling and management of delinquent accounts together with compliance with all the due diligence in collection requirements for the FFEL and private loan products. In addition to collection management, Service Provider will provide management and handling of recoveries, litigation coordination, pre-repayment calling, and the handling, and filing of all default claims to FFEL guarantor agencies or private insurers   The level of servicing provided shall be no less than that required by applicable law, regulation, or insurance agreement, but emphasis shall be placed upon managing the portfolio such that underlying causes of delinquency are minimized to the extent possible.  Strategies to achieve maximum performance of the portfolio must be mutually agreed upon by the Service Provider and Customer.  Project support in the form of testing, business analysis and project management will be provided as required by the Customer.

PRIORITY SERVICES
All of the servicing related to the handling and management of Financial Aid Administrator (FAA) and Sales Account Manager operational processes.  These processes include, but may not be limited to:  1) Inbound FAA phone calls to be supported by Customer Service, and 2) FAA or Sales Account Manager email and correspondence.  Other special processes related to FAA servicing may be added, provided Customer and Service Provider concur. Project support in the form of testing, business analysis and project management will be provided as required by the Customer.

HUMAN RESOURCES
Provide human resource generalist and employee relations support.

EXHIBIT A

SERVICES TO BE PROVIDED

SCHEDULE 2
SERVICES TO CUSTOMER FOR OUTSOURCED THIRD PARTY VENDORS

Service Provider may provide services to Customer with respect to processes that Customer outsources to third party vendors.  Processes shall include but are not limited to:

1.	Default management: Pre-repay, pre-delinquency, and early low-risk delinquency calls to FFELP and CitiAssist borrowers and co-signers
2.
Customer Service:  Email management, Credit Disputes, Address Changes, Indexing, CAM and Phone Referrals, Enrollment and Non-Enrollment deferment and forbearance processing, and Inbound servicing and origination phone calls

3.	Origination data entry and application processing.

Other processes may be added to this list, provided both parties concur on process and selection of third party vendor.  Priority Services processing not to be considered for movement to any outsourced third party vendor.

Services shall include:
1.  Monitoring and evaluation for quality standards
2.  MIS collection and distribution
3.  Periodic process improvement reviews
4.  Risk Control Self Assessment

Evaluation/management tools required by Service Provider shall be provided by Customer at its cost.  Service Provider will evaluate the services being provided by third-party vendors to Customer against established standards.  Reports of these evaluations will be sent to Customer on a periodic basis.  Major issues will be sent to Customer as soon as they are identified.

EXHIBIT C

SERVICE QUALITY AND TIMELINESS STANDARDS REQUIRED OF SERVICE PROVIDER

PROCESS	STANDARD	% IN STD	QUALITY FACTOR
ORIGINATION
Origination Document on system (Data Entry)	2 business days	95%	97%
Non Origination Documents on the System (Data Entry)	Indexing 8 business days References 8 business days	95%	97%
CitiAssist Applications	5 days	95%	97%
FFELP (Stafford and Plus)	10 days	100%	97%
FFELP Plus Pre Screen	1 hour	95%	97%
Document Control	Quality Only - Timeliness included in DE Standard	N/A	97%
Problem Applications	5 business days	95%	97%
Loan Consolidation – Outgoing Lender Verification Certificates (LVCs)	10 business days	100%	97%
Underwriting Credit Review – Manual	3 business days	95%	97%
Underwriting Correspondence Inquiries	5 business days	95%	97%
Underwriting Verifications	3 business days	95%	97%
Loan Consolidation – CLASS Application Review	5 business days	95%	97%
Investigations	10 days	90%	97%
Cash Disbursement - Check and Mastercheck Disbursements sent (includes reconcilements)	End of next business day	98%	N/A
EFT Disbursements	End of next business day	98%	N/A
Cancellations / Refunds	1 business day	99%	98%
CUSTOMER SERVICE PHONES
Customer Service Service Level	Answered in 25 seconds	75%	96%
Abandoned Calls	2%	N/A	N/A
Average Seconds to Answer (ASA)	25 seconds	N/A	N/A

EXHIBIT C

SERVICE QUALITY STANDARDS REQUIRED OF SERVICE PROVIDER

PROCESS	STANDARD	% IN STD	ACCURACY STANDARD
CUSTOMER SERVICE PAPER
Service Inquiries (Correspondence and Address Changes)	7 days	95%	97%
Internet Correspondence Response – Front End	2 days	95%	97%
Internet Correspondence Response – Back End	5 days	95%	97%
Investigations (Levels I, II, III, V, and VI)	10 days	90%	97%
SSCRs processed – Manual	25 days	95%	97%
Grad Date Rejects – Borrower initiated	7 days	95%	97%
Grad Date Rejects – Non Borrower initiated	25 days	95%	97%
Manifest Rejects	25 days	95%	97%
Credit Disputes / Appeals	7 days	95%	97%
Deferment Processing	8 days	95%	97%
Pre-claim Rejects	30 days	98%	97%
Delinquent Claim Review	330 days	98%	97%
Death and Disability Claims	45 days	98%	97%

Claims Payments	15 days	95%	97%
Bankruptcy Claims	30 days	100%	97%

Return Claims- Non Bankruptcy	30 days	95%	97%
Return Claims – Bankruptcy	30 days	100%	97%
Proof of Claim – BK Claims	30 days	100%	97%
Supplemental Claims	60 days	95%	97%
Private Loan Delinquent Claim Review	180 days	98%	97%
RISK
Outbound Collection Calls	Minimum of 1 call per bucket if contact, 2 calls per bucket if no contact.	100%	97%
Inbound Collection Calls – Service Level	Answered in 20 seconds	80%	97%
Average Seconds to Answer (ASA)	20 seconds	N/A	N/A
Skip Trace	10 days from notification	100%	97%
Recovery Cure Process	150 days	100%	97%
PRIORITY SERVICES
PS – Service Level	Answered in 25 seconds	75%	97%
Average Seconds to Answer (ASA)	25 seconds	N/A	N/A
Abandoned Calls	2%	N/A	N/A
Email	1 business day	95%	97%
Correspondence	5 days	95%	97%
Investigations	10 days	95%	97%

All days in calendar days unless otherwise noted.